LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS



	The undersigned appoints Patrick S. Lancaster and Richard G. Raymone as his attorneys-in-fact, with full power and authority to:
(1)	prepare,
execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of American Axle & Manufacturing Holdings, Inc., a Delaware corporation (the "Company"), with the United States Securities and Exchange Commissionunder Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

(2)	obtain
information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and release any such information to the undersigned ; and


(3)	perform any and all other acts  necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The
undersigned acknowledges that:

(1)	this Power of Attorney authorizes,
but does not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)	neither the Company nor such
attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and


(3)	this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under
Section 16 of the Exchange Act.


	This Power of Attorney shall
remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

	This Power of
Attorney to be executed as June 1, 2004.